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                                                             Exhibit 23.2

                          DELOITTE & TOUCHE LLP
                       555 17TH STREET, SUITE 3600
                            DENVER, CO 80202











INDEPENDENT AUDITORS' CONSENT



We consent to the use in this Registration Statement of Pubco Corporation on Form S-4 of our report dated September 24, 1993 relating to the financial statements of Aspen Imaging International, Inc. and subsidiaries, appearing in the Proxy Statement/Information
Statement-Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading "Experts" in such Proxy
Statement/Information Statement-Prospectus.






DELOITTE & TOUCHE LLP



April 18, 1996
Denver, Colorado